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                                                                     EXHIBIT 4.7


              SECTIONS FOUR THROUGH TWELVE AND THIRTY-FIVE THROUGH
                 FORTY-ONE OF THE AMENDED AND RESTATED BY-LAWS
                             OF SPHERION CORPORATION

                             MEETING OF STOCKHOLDERS

4. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the office of the corporation or at such other place either within or without the state of Delaware as shall be designated from time-to-time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

5. ANNUAL MEETING. (AMENDED OCTOBER 10, 1994.) The annual meeting of the stockholders of the corporation shall be held on the second Thursday of May of each year, commencing in 1995, if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o'clock (10:00 a.m.) in the morning of that day, or at such other date and time as shall be determined by the Board of Directors and stated in the notice of the meeting, at which directors shall be elected and such other business shall be transacted as may be properly brought before the meeting.

              At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business (including, without limitation, the nomination of candidates for the Board of Directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty days nor more than seventy-five days prior to the meeting; PROVIDED, HOWEVER, that if fewer than sixty-five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

              Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 5; PROVIDED, HOWEVER, that nothing in this
Section 5 shall be deemed

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to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedure.

              The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

6. SPECIAL MEETINGS. (AMENDED OCTOBER 18, 1993) Special meetings of the stockholders for any lawful purpose or purposes may be called at any time only by a majority of the Board of Directors, by the Chairman of the Board or by the President. Each call for a special meeting of the stockholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same and delivered to the Secretary. No business shall be conducted at any special meeting of the stockholders other than the business stated in the call for such meeting. The stockholders of the Corporation shall not be entitled, as a matter of right, to require the Board of Directors to call a special meeting of the stockholders or to bring any business before a special meeting of the stockholders.

7. VOTING. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument shall provide for a longer period. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his name on the books of the corporation. At all meetings of stockholders, the voting may be by voice vote, except that, unless otherwise provided by the Certificate of Incorporation, any qualified voter may demand a vote by ballot on any matter, in which event such vote shall be taken by ballot.

8. QUORUM AND VOTING. (AMENDED DECEMBER 29, 2000) A majority of the stock issued and outstanding and entitled to vote thereat, the holders of which are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws. Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except when the Certificate of Incorporation or these By-Laws specifically provide for a different vote on a particular matter, or when a greater vote is required by law, the affirmative vote of the majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

              At any meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or represented by proxy at such meeting shall have power successively to adjourn the meeting from time-to-time to a specified time and

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place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. STOCK LEDGER. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required under Section 10 of these By-Laws or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

10. STOCKHOLDERS LIST. The secretary or assistant secretary, who shall have charge of the stock ledger, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

11. NOTICE. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given, either personally or by mail, to each stockholder of record of the corporation entitled to vote at such meeting not less than 10 days nor more than 60 days prior to the meeting. The Board of Directors may fix in advance a date, which shall not be more than 60 nor less than 10 days preceding the date of any meeting of the stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

12. ACTION BY STOCKHOLDERS WITHOUT MEETING. (AMENDED OCTOBER 18, 1993) Unless otherwise prescribed by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of any taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                      STOCK

35. CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, certifying to the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent, or registrar who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer, transfer agent, or registrar of the corporation.

36. TRANSFER. Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the Board of Directors appoints some other person, firm, or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation without the necessity of any formal action of the Board, and the secretary, or any person designated by him, shall perform all of the duties thereof.

37. REGISTERED STOCKHOLDERS. Registered stockholders only shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

38. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

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39.           REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation of the corporation and these By-Laws.

40. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting except that the Board of Directors may fix a new record date for the adjourned meeting.

                              DIVIDENDS AND FINANCE

41. DIVIDENDS. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation and of any applicable law and of these By-Laws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.